UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material under §240.14a-12

HERBALIFE NUTRITION LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒    No fee required.

☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online
Go to www.envisionreports.com/HLF or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on April 25, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Herbalife Nutrition Ltd.

Annual General Meeting of Shareholders to be Held on April 26, 2023.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual general meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access – View your proxy materials and vote.

Step 1:     Go to www.envisionreports.com/HLF

Step 2:     Click on Cast Your Vote or Request Materials.

Step 3:     Follow the instructions on the screen to log in.

Step 4:     Make your selections as instructed on each screen for your delivery preferences.

Step 5:     Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 16, 2023 to facilitate timely delivery.

2 N O T

03RNWC

The 2023 Annual General Meeting of Shareholders of Herbalife Nutrition Ltd. will be held on Wednesday, April 26, 2023 at 8:30 a.m. Pacific Daylight Time at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR each nominee and FOR Proposals 2, 4, 5 and 6 and 1 YEAR on Proposal 3.

1.	Election of Directors:

01 - Michael O. Johnson

02 - Richard H. Carmona

03 - Celine Del Genes

04 - Stephan Paulo Gratziani

05 - Kevin M. Jones

06 - Sophie L’Hélias

07 - Alan W. LeFevre

08 - Juan Miguel Mendoza

09 - Don Mulligan

10 - Maria Otero

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.
3.	Advise as to the frequency of shareholder advisory votes on compensation of the Company’s named executive officers.
4.	Approve, as a special resolution, the name change of the Company from “Herbalife Nutrition Ltd.” to “Herbalife Ltd.”.
5.	Approve the Company’s 2023 Stock Incentive Plan.
6.	Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet – Go to www.envisionreports.com/HLF. Click Cast Your Vote or Request Materials.

–	Phone – Call us free of charge at 1-866-641-4276.

–	Email – Send an email to investorvote@computershare.com with “Proxy Materials Herbalife Nutrition Ltd.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received on or before April 16, 2023.